UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 13, 2008

OCCULOGIX, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	000 51030	59-343-4771
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

2600 Skymark Avenue, Unit 9, Suite 201
Mississauga, Ontario L4W 5B2
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (905) 602-0887

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On August 13, 2008, OccuLogix, Inc. (the “Company”) entered into a loan agreement with OcuSense, Inc. (“OcuSense”) pursuant to which the Company advanced to OcuSense a loan in an aggregate principal amount of U.S.$2,000,000 (the “Loan”), the proceeds of which are to be used by OcuSense for general corporate purposes.  The Loan will bear interest at a rate of 12% per annum and will mature on the 270th day following the date of advance.

The Company currently holds a majority ownership interest in OcuSense (50.1% on a fully diluted basis and 57.62% on an issued and outstanding basis).  On April 22, 2008, the Company announced its intention to acquire the minority ownership interest in OcuSense that it does not already own.  On August 1, 2008, the Company filed a revised preliminary proxy statement to solicit the proxies of its stockholders for this proposed acquisition, among other proposed transactions.  The Company’s revised preliminary proxy statement is currently the subject of review by the U.S. Securities and Exchange Commission (the “SEC”).  Following the completion of the SEC’s review, the Company will file and mail its final proxy statement.

A copy of the loan agreement pursuant to which the Company advanced the Loan to OcuSense is attached to this Current Report on Form 8-K as Exhibit 10.1.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Loan Agreement, dated as of August 13, 2008, by and among OccuLogix, Inc. and OcuSense, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCULOGIX, INC.

Date: August 15, 2008
	By:	/s/Suh Kim
Suh Kim
General Counsel